Exhibit 10.4

EXECUTION COPY

Asset Management Agreement

This Asset Management Agreement (this “Agreement”), dated as of April 10, 2025, is entered into by and between Ares Direct Lending CLO 5 LLC, a limited liability company formed under the laws of the State of Delaware, with its principal office located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067 (together with successors and assigns permitted hereunder, the “Issuer”), and Ares Capital Management LLC, a limited liability company formed under the laws of the State of Delaware, with its principal office located at 1800 Avenue of the Stars, Suite 1400, Los Angeles, California 90067, as asset manager (in such capacity, and, as applicable, including any successor appointed in accordance with the terms of this Agreement, the “Asset Manager”).

RECITALS:

The Issuer intends to issue certain Class A-1 Senior Floating Rate Notes Due 2038 (the “Class A-1 Notes”), Class A-2 Senior Floating Rate Notes Due 2038 (the “Class A-2 Notes”) and Class B Senior Floating Rate Notes Due 2038 (the “Class B Notes” and, together with the Class A-1 Notes and the Class A-2 Notes, the “Rated Notes”), and Subordinated Notes Due 2038 (the “Subordinated Notes” and, together with the Rated Notes, the “Notes”) pursuant to an Indenture and Security Agreement, dated as of April 10, 2025 (as may be amended, restated, novated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (together with any successor trustee permitted under the Indenture, the “Collateral Trustee”);

Pursuant to the Class A-1A Credit Agreement, dated as of April 10, 2025 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Class A-1A Credit Agreement”), by and among the Issuer, as borrower, the various financial institutions and other persons from time to time party thereto, as lenders, U.S. Bank Trust Company, National Association, as loan agent (in such capacity, the “Loan Agent”), and the Collateral Trustee, the Issuer also intends to incur certain Class A-1A Loans (as defined in the Indenture). The Rated Notes and the Class A-1A Loans are together referred to as the “Rated Debt,” and the Rated Debt and the Subordinated Notes are together referred to as the “Debt”;

Pursuant to the Indenture, the Issuer has pledged the Collateral (as defined in the Indenture) to the Collateral Trustee as security for the Rated Debt;

The Issuer wishes to enter into this Agreement, pursuant to which the Asset Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Collateral securing the Rated Debt in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement and the Indenture; and

The Asset Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.             Definitions.

All capitalized terms used herein and not otherwise expressly defined shall have the meanings set forth in the Indenture. In the event of any conflict or inconsistency between any term defined herein and any term defined in the Indenture, the defined term as set forth in this Agreement shall govern.

“Advisers Act” shall have the meaning set forth in Section 6(a) hereof.

“Affiliate Transaction” shall have the meaning set forth in Section 6(a) hereof.

“Affiliate Transaction Conditions” shall have the meaning set forth in Section 6(a) hereof.

“ASIF” shall have the meaning set forth in Section 6(a) hereof.

“ASIF Funding II” shall have the meaning set forth in Section 6(a) hereof.

“Asset Management Fees” shall have the meaning set forth in Section 9(a) hereof.

“Asset Manager Holder” shall have the meaning set forth in Section 6(h) hereof.

“Asset Manager Information” shall have the meaning set forth in Section 12(a) hereof.

“Asset Manager Parties” shall have the meaning set forth in Section 12(b) hereof.

“Class A-1 Notes” shall have the meaning set forth in the recitals hereto.

“Class A-1A Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Class A-2 Notes” shall have the meaning set forth in the recitals hereto.

“Class B Notes” shall have the meaning set forth in the recitals hereto.

“Claim” shall have the meaning set forth in Section 12(c) hereof.

“Collateral Trustee” shall have the meaning set forth in the recitals hereto.

“Debt” shall have the meaning set forth in the recitals hereto.

“Eligible Successor” shall have the meaning set forth in Section 14(f) hereof.

“Exchange Act” shall have the meaning set forth in Section 4 hereof.

“Expenses” shall have the meaning set forth in Section 12(a) hereof.

“Final Offering Memorandum” means the final Offering Memorandum, dated April 7, 2025 in connection with the offer and sale of the Notes.

“Governing Instruments” shall mean, to the extent applicable under applicable law (a) the memorandum, articles or certificate of incorporation or association and by-laws, in the case of a corporation, (b) the certificate of partnership and partnership agreement, in the case of a partnership, (c) the certificate of limited partnership and limited partnership agreement, in the case of a limited partnership, or (d) the certificate or articles of formation or organization and limited liability company agreement or operating agreement, in the case of a limited liability company.

“Incentive Asset Management Fee” shall have the meaning set forth in Section 9(a) hereof.

“Incentive Internal Rate of Return” shall mean, with respect to the period from the Closing Date to any Payment Date, an annualized internal rate of return for the Subordinated Notes (computed using the “XIRR” function in Microsoft® Excel 2003 or an equivalent function in another software package) of 12%, based upon the following cash flows: (1) the aggregate issue price of all Subordinated Notes issued on the Closing Date (which Subordinated Notes were deemed to be issued at 100% of par), (2) the aggregate issue price of additional Subordinated Notes issued on any date of such additional issuance and (3) each distribution of Interest Proceeds and Principal Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to achieve the Incentive Internal Rate of Return, the current Payment Date. For the purposes of this calculation, the amounts described in clauses (1) and (2) above will be negative.

“Indemnified Party” shall have the meaning set forth in Section 12(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 12(c)(i) hereof.

“Indenture” shall have the meaning set forth in the recitals hereto.

“Independent Manager” shall mean the “Independent Manager” duly appointed by the sole equity member of the Issuer or otherwise duly appointed from time to time.

“Investment Company Act” shall have the meaning set forth in Section 8(a)(iv) hereof.

“Issuer Consent” shall have the meaning set forth in Section 6(a) hereof.

“Issuer Parties” shall have the meaning set forth in Section 12(a) hereof.

“Liabilities” shall have the meaning set forth in Section 12(a) hereof.

“Loan Agent” shall have the meaning set forth in the recitals hereto.

“Managed Assets” means, collectively, all of the Underlying Assets, Eligible Investments and other assets and property included in the Collateral, the Margin Stock and, for the avoidance of doubt, Restructured Loans, Workout Loans, and assets received by the Issuer in a workout, restructuring or similar transaction.

“Manager” shall mean the manager of the Issuer duly appointed by the sole equity member of the Issuer or otherwise duly appointed from time to time.

“Maximum Investment Amount” shall have the meaning set forth in Section 9(a) hereof.

“Notes” shall have the meaning set forth in the recitals hereto.

“OFAC” shall have the meaning set forth in Section 17(a)(ix) hereof.

“OFAC Programs” shall have the meaning set forth in Section 17(a)(ix) hereof.

“Proceedings” shall have the meaning set forth in Section 26 hereof.

“Rated Debt” shall have the meaning set forth in the recitals hereto.

“Rated Notes” shall have the meaning set forth in the recitals hereto.

“Representatives” shall have the meaning set forth in Section 7 hereof.

“Senior Asset Management Fee” shall have the meaning set forth in Section 9(a) hereof.

“Subordinated Asset Management Fee” shall have the meaning set forth in Section 9(a) hereof.

“Subordinated Notes” shall have the meaning set forth in the recitals hereto.

“Surviving Sections” shall have the meaning set forth in Section 14(d) hereof.

2.             General Duties of the Asset Manager.

Subject to and in accordance with the terms of the Indenture and this Agreement, the Asset Manager shall provide services to the Issuer as follows:

(a)            The Asset Manager agrees to supervise and direct the investment and reinvestment of the Managed Assets, and shall perform on behalf of the Issuer the duties that have been expressly delegated to the Asset Manager in this Agreement and in the Indenture (and the Asset Manager shall have no obligation to perform any other duties under the Indenture or otherwise) and, to the extent necessary or appropriate to perform such duties or any other duties that are authorized to be performed by the Asset Manager under the Indenture or any other document, the Asset Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto. The Asset Manager shall comply with the terms and conditions of the Indenture expressly applicable to it, in its capacity as the Asset Manager, or otherwise affecting the duties and functions that have been delegated to it thereunder and hereunder as the Asset Manager and shall perform its obligations hereunder and under the Indenture in good faith and with reasonable care, using a degree of skill and attention no less than that which the Asset Manager generally exercises with respect to assets comparable to the applicable Managed Asset that it manages for itself and others, and in a manner which the Asset Manager reasonably believes to be substantially consistent (in the aggregate) with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Managed Assets, except as expressly provided otherwise in this Agreement and/or the Indenture. To the extent not inconsistent with the foregoing, the Asset Manager shall follow its customary standards, policies and procedures in performing its duties under the Indenture and hereunder (including those duties of the Issuer under the Indenture which the Asset Manager has agreed hereunder to perform on the Issuer’s behalf). The Asset Manager shall not be bound to follow any amendment to the Indenture until it has received written notice thereof and until it has received a copy of the amendment from the Issuer or the Collateral Trustee; provided, however, that if the Asset Manager reasonably determines that such amendment to the Indenture increases existing, or imposes additional, duties, services or liabilities of the Asset Manager or materially and adversely changes the economic consequences to the Asset Manager of acting as such, the Asset Manager shall not be bound by, and the Issuer agrees that it will not execute or deliver, any such amendment unless the Asset Manager has consented (which consent shall not be unreasonably withheld or delayed) thereto in writing.

(b)           The Asset Manager shall (i) determine during the Reinvestment Period, consistent with the applicable provisions of the Indenture, whether to reinvest Principal Proceeds in additional or substitute Underlying Assets or hold Principal Proceeds for reinvestment during the Reinvestment Period, (ii) select all Underlying Assets and Eligible Investments which shall be acquired by the Issuer and pledged to the Collateral Trustee pursuant to the Indenture and (iii) facilitate the acquisition, disposition and settlement of Managed Assets by the Issuer in accordance with the Indenture, including the delivery of Collateral in accordance with Section 3.4(b) of the Indenture.

(c)           The Asset Manager shall carry out such duties required by it as are set forth in the Indenture with respect to the preparation and/or review of the Monthly Reports and Payment Date Reports.

(d)           The Asset Manager shall monitor the Managed Assets, on behalf of the Issuer, on an ongoing basis and shall use commercially reasonable efforts to provide or obtain all opinions, reports, schedules and other data which the Issuer is required to prepare, deliver or furnish under the Indenture, in the form and containing all information required thereby and on or before the date required under the Indenture and to deliver them to the parties entitled thereto under the Indenture. The Asset Manager shall, on behalf of the Issuer, be responsible for obtaining, to the extent commercially practicable, applicable information concerning whether an Underlying Asset has become a Defaulted Obligation.

(e)           The Asset Manager shall use commercially reasonable efforts to furnish Issuer Orders, Issuer Requests and Officer’s Certificates as may be required under the Indenture, including providing any certifications, and the Asset Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Issuer with respect thereto.

(f)            The Asset Manager may, in its sole discretion, subject to and in accordance with the provisions of the Indenture and this Agreement, take, or direct the Collateral Trustee in writing to take, the following actions with respect to any Managed Asset:

(i)                retain such Managed Asset,

(ii)              dispose of such Managed Asset in the open market or otherwise,

(iii)             acquire, as security for the Debt in substitution for or in addition to any one or more Managed Assets included in the Collateral, one or more additional Managed Assets,

(iv)             if applicable, tender such Managed Asset pursuant to an Offer,

(v)              if applicable, consent to any proposed amendment, extension, restatement, restructuring, modification or waiver pursuant to an Offer,

(vi)             retain or dispose of any loans, securities or other property (if other than cash) received pursuant to an Offer,

(vii)            waive any default with respect to any Defaulted Obligation,

(viii)           vote to accelerate (or rescind the acceleration of) the maturity of any Defaulted Obligation,

(ix)              amend, waive, consent, or vote with respect to any Managed Asset,

(x)               exercise any other rights or remedies with respect to any Managed Asset, as provided in the related Underlying Instrument, including without limitation, the negotiation of any workout, restructuring or similar transaction and the acceptance of any loan, security or other consideration issued in a plan of reorganization, bankruptcy or other proceeding involving any thereof, or take any other action consistent with the terms of the Indenture which it reasonably believes to be in the best interests of the Holders,

(xi)              exercise any other rights or remedies with respect to any Managed Asset,

(xii)             if applicable, acquire any asset received by the Issuer in a workout, restructuring or similar transaction pursuant to an Offer, and

(xiii)            enter into, or take any other action in connection with Hedge Agreements with respect to interest rate risk and currency risk, including selecting and negotiating Hedge Agreements and any replacement Hedge Agreement upon any early termination thereof.

(g)           [Reserved].

(h)            The Asset Manager covenants and agrees, in performing its duties hereunder and under the Indenture, that it will seek to manage the Collateral in such a way that there is expected to be sufficient funds available on each Payment Date in accordance with the priorities set forth in the Indenture (i) to pay interest on the Rated Debt when due under the Indenture (ii) to repay the principal of each Class of Rated Debt in full on or prior to their respective Stated Maturity dates and (iii) to the extent consistent with clauses (i) and (ii) above, to maximize the returns to the Holders of the Subordinated Notes.

(i)            The Asset Manager hereby agrees to the following:

(i)                [Reserved].

(ii)               The Asset Manager shall cause any purchase or sale of any Underlying Asset to be conducted on arm’s-length terms or in the manner contemplated by Section 6(a) or (b) hereof, if applicable.

(iii)              The Asset Manager shall use commercially reasonable efforts to perfect the security interest of the Collateral Trustee for the benefit of the Secured Parties in the Underlying Assets in accordance with the applicable standards of the Indenture.

(iv)              The Asset Manager shall use commercially reasonable efforts to cause the Managed Assets to be acquired in accordance with the applicable standards of the Indenture.

(v)              The Asset Manager shall take all commercially reasonable actions on behalf of the Issuer to cause a redemption (or, in the case of the Class A-1A Loans, prepayment) to occur after the Issuer elects, in accordance with the Indenture and the Class A-1A Credit Agreement, to redeem (or, in the case of the Class A-1A Loans, prepay) some or all of the Debt.

(vi)              [Reserved].

(vii)            The Asset Manager, on behalf of the Issuer, shall consult with the Rating Agency at such times as may be reasonably requested by the Rating Agency and shall provide the Rating Agency with any information reasonably requested by, and legally permitted to be disclosed to, the Rating Agency, in connection with the Rating Agency’s monitoring of the acquisition and disposition of the Collateral.

(viii)           The Asset Manager shall notify the Collateral Trustee and the Issuer in writing of a Default or an Event of Default under the Indenture to the extent the Asset Manager has actual knowledge of the occurrence thereof.

(j)            Upon disposition of any Managed Asset (or any loan, security or property received in exchange therefor) and upon receipt, on each Due Date, of scheduled payments, the Asset Manager shall, on and after the Closing Date, direct the Collateral Trustee, as applicable, to apply the proceeds of such disposition or such scheduled payment (i) in accordance with the Indenture, to the purchase of additional Underlying Assets or Eligible Investments, or (ii) as otherwise required or permitted by the Indenture.

(k)            The Asset Manager may not, on behalf of the Issuer, effect acquisitions, purchases and sales of loans, securities or other investments other than in accordance with the requirements of and directions set forth in this Agreement and the Indenture.

(l)            In the event that any vote is solicited with respect to any Managed Asset, the Asset Manager, on behalf of the Issuer, shall vote or refrain from voting with respect thereto in any manner not prohibited by the Indenture that the Asset Manager has determined in its reasonable judgment will be in the best interests of the Holders. In addition, with respect to any Defaulted Obligation, the Asset Manager, on behalf of the Issuer, may instruct the trustee, receiver, assignee, custodian, liquidator or sequestrator for the obligor in respect of such Defaulted Obligation (or in the case of a Participation, the related Selling Institution) to enforce the Issuer’s rights under any Underlying Instrument or any applicable law, rule or regulation in any manner not prohibited by the Indenture that the Asset Manager has determined in its reasonable judgment will be in the best interests of the Holders. In the event an Offer is made with respect to any Managed Asset (or any loan, security or property received in exchange therefor), the Asset Manager, on behalf of the Issuer, may take any action not prohibited by the Indenture and that the Asset Manager has determined in its reasonable judgment to be in the best interests of the Holders.

(m)           In connection with taking or omitting to take any action under the Indenture or this Agreement, the Asset Manager may consult with counsel, at the expense of the Issuer, and shall not be liable for any action (or inaction) taken (or not taken) in reliance in good faith on the advice of such counsel or any opinion of counsel selected in good faith and with reasonable care.

(n)            In connection with the replacement of the Benchmark, the Asset Manager shall not be liable for actions taken or omitted to be taken in good faith. The Issuer, subject to the foregoing, shall waive and release any and all claims, and the Indenture shall provide that the Holders of Debt shall be deemed to have waived and released any and all claims, with respect to any action taken or omitted to be taken in good faith with respect to an Alternative Reference Rate, including, without limitation, determinations as to the occurrence of a Benchmark Replacement Date or a Benchmark Transition Event, the selection of an Alternative Reference Rate, and the determination of the applicable Benchmark Replacement Adjustment.

3.             Authorization to Act: Power of Attorney.

The Issuer hereby appoints and authorizes the Asset Manager, and the Asset Manager hereby agrees, on behalf of the Issuer, to take (or refrain from taking) each of the actions identified in Section 2 hereof and any other action expressly delegated to the Asset Manager hereunder or under the Indenture or the other Transaction Documents (and the Asset Manager shall have no obligation to perform any other duties under the Indenture or otherwise), in each case, together with such other powers as are reasonably incidental to such appointment and authorization. In furtherance thereof, the Issuer hereby appoints and constitutes the Asset Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to carry out any actions and activities identified in Section 2 hereof or the other Transaction Documents, and to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents, instruments and certificates which the Asset Manager reasonably deems appropriate or necessary in connection with its duties under this Agreement, the Indenture or the other Transaction Documents. The foregoing power of attorney is hereby declared to be irrevocable and a continuing power, coupled with an interest; provided, that the foregoing power of attorney will expire, and the Asset Manager will cease to have any power to act as the Issuer’s attorney-in-fact, upon the effective date of any termination of this Agreement or removal of the Asset Manager, or an assignment of this Agreement pursuant to Section 11, in each case, in accordance with its terms; provided, further, that any such expiration (or any dissolution, bankruptcy or termination of the Issuer) shall not affect any transaction initiated prior to such expiration (or dissolution, bankruptcy or termination of the Issuer). The Issuer shall execute and deliver to the Asset Manager or cause to be executed and delivered to the Asset Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, without recourse to the Issuer, as the Asset Manager may reasonably request for the purpose of enabling the Asset Manager to exercise the rights and powers which it is entitled to exercise pursuant to Section 2 hereof or the other Transaction Documents. Notwithstanding the foregoing, it is understood that the power of attorney granted herein is in all cases and for all purposes qualified and limited by the Indenture and other Transaction Documents and the Asset Manager shall not, and shall have no authority to, take any action through the power of attorney granted hereby or otherwise hereunder or under the other Transaction Documents that would cause the Asset Manager to have custody of the Issuer's funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act, including, but not limited to, the right to direct payment or obtain possession of and/or withdraw assets other than in connection with its investment related duties, such as the purchase or sale of Underlying Assets, in each case, in accordance with the terms of the Indenture and the other Transaction Documents.

4.             Brokerage.

The Asset Manager shall use commercially reasonable efforts to obtain the best overall terms and execution for all orders placed with respect to the Collateral, considering all circumstances, it being understood that the Asset Manager may not necessarily be obtaining the best price available. Subject to the objective of obtaining best overall terms and execution, the Asset Manager may take into consideration all factors it deems relevant, including, without limitation, research and other brokerage services furnished to the Asset Manager or its Affiliates by brokers and dealers in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such services may be used by the Asset Manager or its Affiliates in connection with its other advisory activities or investment operations. The Asset Manager may aggregate sales and purchase orders with respect to Managed Assets with similar orders being made substantially simultaneously for other clients, investment vehicles or accounts managed or advised by the Asset Manager or with similar orders being made simultaneously for other clients, investment vehicles or accounts managed or advised by its Affiliates, if in the Asset Manager’s reasonable judgment such aggregation shall result in an overall economic benefit to the Issuer, taking into consideration the availability of purchasers or sellers, the selling or purchase price, brokerage commission and other expenses. When any aggregate sale or purchase order occurs, the Asset Manager (and any of its Affiliates involved in such transactions) shall allocate the executions in an equitable manner and in accordance with their standard practices.

In addition to the foregoing and subject to the objective of obtaining best overall terms and execution and to the extent permitted by applicable law, the Asset Manager may, on behalf of the Issuer, direct the Collateral Trustee to acquire any or all of the Managed Assets from, or sell any or all of the Managed Assets to, the Placement Agent or its Affiliates.

5.             Additional Activities of the Asset Manager and its Affiliates.

Nothing herein shall prevent the Asset Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to, or having any other kind of relationship with, the Issuer and its Affiliates, the Collateral Trustee, the Holders, the Placement Agent, the Loan Agent or any other Person to the extent permitted by applicable law. Without limiting the generality of the foregoing, the Asset Manager, its Affiliates and the respective controlling persons, directors, members, partners, managers, officers, employees, agents and other associated or related Persons of the Asset Manager and its Affiliates may:

(a)            serve as directors (whether supervisory or managing), officers, partners, members, employees, agents, nominees, signatories or in any other capacity for the Issuer, its Affiliates or any issuer of any Managed Asset or their respective Affiliates, to the extent permitted by their respective Governing Instruments, as from time to time amended, or by any resolutions duly adopted by such Person pursuant to their respective Governing Instruments; provided, that in the reasonable judgment of the Asset Manager, such activity is not likely to have a material adverse effect on any Managed Asset;

(b)           receive fees for services of any nature rendered to any Holders or the issuer of any Managed Asset or their respective Affiliates; provided, that in the reasonable judgment of the Asset Manager, such activity is not likely have a material adverse effect on any Managed Asset;

(c)           be a secured or unsecured creditor of, or hold an equity interest in, or own or hold any loans, securities or other investments issued by, the Issuer or any issuer of any Managed Asset or their respective Affiliates; provided, that the Asset Manager may not hold any interests in any Debt unless it otherwise satisfies the applicable requirements of a Holder or beneficial holder with respect to such Debt under the Indenture; and

(d)           serve as a member of a steering committee or “creditors’ committee” with respect to any Defaulted Obligation or the debt or other obligation issued by obligors whose other loans or securities are included in the Collateral.

It is understood that the Asset Manager and any of its Affiliates may engage in any other business and furnish asset management and advisory services (including, for the avoidance of doubt, sub-advisory services) to others, including any Holders or other Persons (including, for the avoidance of doubt, collateralized loan obligation vehicles, separately managed accounts, private funds or other pooled investment vehicles and other similar investment vehicles) which may have investment objectives or policies similar to those followed by the Asset Manager with respect to the Managed Assets and which may own loans, securities or other investments of the same class, or the same type, as the Managed Assets or other loans, securities or other investments of the issuers of the Managed Assets. The Asset Manager and its Affiliates will be free, in their sole discretion, to make recommendations to others, or effect transactions on behalf of themselves or for others, which may be the same as or different from those recommendations given or transactions effected with respect to the Collateral, or offer certain investments to clients, investment vehicles or accounts that it or they manage or advise simultaneously with, in addition to or in lieu of offering those investments to the Issuer.

Unless the Asset Manager determines in its reasonable judgment that such purchase or sale is appropriate, the Asset Manager shall refrain from directing the purchase or sale hereunder of loans, securities or other investments issued by (i) Persons of which the Asset Manager, its Affiliates or any of its or their officers, directors or employees are directors or officers, (ii) Persons for which the Asset Manager or its Affiliates act as financial adviser or underwriter or (iii) Persons about which the Asset Manager or any of its Affiliates have information which the Asset Manager deems confidential or material and non-public and which would prohibit it from trading such loans, securities or other investments in accordance with applicable law. The Asset Manager shall not be obligated to pursue any particular investment strategy or opportunity with respect to the Collateral.

6.             Conflicts of Interest.

(a)            After the Closing Date, the Asset Manager shall not direct the Collateral Trustee to purchase any asset for inclusion in the Collateral directly from the Asset Manager or any of its Affiliates as principal or any fund, investment vehicle or account for which the Asset Manager or any of its Affiliates serve as investment adviser, or direct the Collateral Trustee to sell directly any Managed Asset to the Asset Manager or any of its Affiliates as principal or any client for which the Asset Manager or any of its Affiliates serve as investment adviser (each, an “Affiliate Transaction”), unless (A) such Affiliate Transaction is the acquisition of the Closing Date Assets or (B)(i) such transaction will be consummated on terms prevailing in the market, (ii) the terms of such transaction are substantially as advantageous to the Issuer as the terms the Issuer would obtain in a comparable arm’s-length transaction with a non-Affiliate, and (iii) such transaction complies with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to the extent applicable (such clauses (A) and (B), collectively, the “Affiliate Transaction Conditions”). In accordance with the foregoing, the Asset Manager may effect client cross-transactions where the Asset Manager causes a transaction to be effected between the Issuer and another client, investment vehicle, or account managed or advised by it or one or more of its Affiliates, but neither it nor the Affiliate will receive any commission or similar fee in connection with such cross-transaction. If consent of the Issuer to any Affiliate Transaction is required under the Advisers Act, or if the Asset Manager otherwise decides to obtain the Issuer’s consent with respect thereto, the Asset Manager will obtain the prior informed consent of the Manager and the Independent Manager, an advisory or transaction committee with at least one member independent of the Asset Manager (the expenses of which will be Administrative Expenses subject to the Priority of Payments) established for such purposes by the Manager, or a third party appointed by the Manager to provide for a consent on behalf of the Issuer (any such consent, an “Issuer Consent”). If the Asset Manager obtains an Issuer Consent with respect to any Affiliate Transaction, then the Affiliate Transaction Conditions will be deemed to have been satisfied in full for all purposes of this Agreement and the Indenture. In addition, with the prior authorization of the Issuer, which may be revoked at any time, the Asset Manager may enter into agency cross-transactions where it or any of its Affiliates acts as broker for the Issuer and for the other party to the transaction, to the extent permitted under applicable law. In connection with the acquisition by the Issuer from Ares Strategic Income Fund (“ASIF”) of certain Underlying Assets on the Closing Date, the Issuer hereby acknowledges and consents (which consent shall constitute an Issuer Consent) to (A) the terms of such purchases, including the transfer price of (i) each Underlying Asset acquired from ASIF on the Closing Date, as set forth in the Contribution Agreement, dated as of April 10, 2025, between the Issuer and ASIF, including the transfer of assets from ASIF Funding II, LLC (“ASIF Funding II”) pursuant to the Master Participation Agreement, dated as of April 10, 2025, between the Issuer and ASIF Funding II and (ii) each Underlying Asset acquired from ASIF after the Closing Date, as set forth in the Master Purchase and Sale Agreement, dated as of April 10, 2025, between the Issuer and ASIF, (B) the role of the Asset Manager as (i) investment manager to ASIF and (ii) servicer to ASIF Funding II and (C) the role of ASIF as the owner of 100% of the equity interests in ASIF Funding II.

(b)           The Asset Manager shall not direct the Collateral Trustee to purchase any loan, security or other investment for inclusion in the Collateral if such loan, security or other investment has been issued by the Asset Manager or any of its Affiliates or by any client, investment vehicle or account managed by the Asset Manager or its Affiliates (and whether or not in a transaction effected between the Issuer and the Asset Manager or its Affiliates on a principal, client cross or agency cross basis) unless the terms of such transaction are substantially as advantageous to the Issuer as the terms the Issuer would obtain in a comparable arm’s-length transaction with a non-Affiliate and in accordance with any fiduciary obligation of the Asset Manager under applicable law; provided, that, if the Asset Manager obtains Issuer Consent, then such requirements will be deemed to have been satisfied in full for all purposes of this Agreement and the Indenture.

(c)           The Issuer acknowledges that the Asset Manager and its Affiliates and their respective personnel manage or advise several (and may in the future manage or advise additional) clients (including collateralized bond or loan obligations secured by non-investment grade middle market loans) with investment objectives either the same as or similar to the Issuer. The Issuer acknowledges it is aware of the various potential conflicts of interest relating to the Asset Manager’s and its Affiliates’ current and prospective activities as described under the heading “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer Will Be Subject to Various Conflicts of Interest Involving the Asset Manager and its Affiliates” and “The Asset Manager and the Retention Holder” in the Final Offering Memorandum.

(d)           The Asset Manager is responsible for the investment decisions made on behalf of other clients, investment vehicles and managed accounts, including certain discretionary clients, investment vehicles and accounts. In the event the Asset Manager or any of its Affiliates determines that the Issuer and some other client, investment vehicle or account should purchase or sell the same securities, loans or other investments at the same time, the Asset Manager anticipates that such purchases or sales will be allocated in accordance with its then existing policies and procedures. Nevertheless, under some circumstances, such allocation may adversely affect the Issuer with respect to the price or size of the loans, securities or other investments positions obtainable or salable. Moreover, it is possible, due to differing investment objectives or other reasons, that the Asset Manager or its Affiliates may purchase securities, loans or other investments of an issuer for one client, investment vehicle or account and sell such securities, loans or other investments for another client, investment vehicle or account. The Asset Manager and its Affiliates, and their respective clients, investment vehicles and managed accounts, may invest in securities, loans and other investments that are within the investment objectives of the Issuer with or without offering the Issuer an opportunity to invest in such securities, loans and other investments. The Asset Manager and its Affiliates, and their respective clients, investment vehicles, managed accounts, controlling persons, directors, members, partners, managers, officers, employees, agents and other associated and related Persons, have already invested and will continue to invest in securities, loans and other investments that are identical to or senior to, or have interests different from or adverse to, the Managed Assets. In addition, the Asset Manager and its Affiliates and their respective personnel, on behalf of themselves or their clients, may also be active on steering committees of creditors in the restructuring of debt obligations issued by companies whose loans or securities are owned by them or their clients, including the Issuer, which relationships could give rise to multiple conflicts of interest. Neither the Asset Manager nor any of its Affiliates nor any other Person has any affirmative obligation to offer any investments to the Issuer or to inform the Issuer of any investments before offering any investments to other clients, investment vehicles or accounts (including, without limitation, any other collateralized loan obligation transaction) that the Asset Manager or any of its Affiliates manage or advise or to any other Person. Furthermore, the Asset Manager and its Affiliates may be bound by affirmative obligations at present or in the future, whereby it or they are obligated to offer certain investments to third-party partners, or to clients that it or they manage or advise before or without the Asset Manager or its Affiliates offering those investments to the Issuer. Alternatively, the Asset Manager and its Affiliates currently and expect to continue to offer certain investments to third-party partners, or to clients that it or they manage or advise concurrently with or in addition to offering those investments to the Issuer. Thus, other clients, investment vehicles or accounts that it or they manage or advise could, and would frequently be expected to be, invested in the same Managed Assets with the Issuer. The Asset Manager will endeavor to resolve conflicts with respect to investment opportunities in a manner that it deems fair and equitable to the extent practicable under the prevailing facts and circumstances.

(e)           Because clients, investment vehicles and accounts of the Asset Manager and its Affiliates have varying investment restrictions and objectives and because of the constraining mechanics of the corporate loan market, allocation of trades through methods such as pro rata allocation are not feasible. Therefore, the allocation of investment opportunities to various clients, investment vehicles and accounts will be generally based on factors and other considerations as the Asset Manager and its Affiliates determine in their sole discretion, including, but not limited to: (i) differences with respect to available capital, size, minimum investment amounts and remaining life of a client, investment vehicle or managed account; (ii) different investment objectives or strategies; (iii) differences in risk profile at the time opportunity becomes available; (iv) the potential transaction and other costs of allocating an opportunity among various clients, investment vehicles or accounts; (v) potential conflicts of interest, including whether a client, investment vehicle or account has an existing investment in the issuer in question; (vi) the nature of the loan, security or other investment or the transaction, including minimum investment amounts and the source of the opportunity; (vii) current and anticipated market conditions; (viii) prior or existing positions in an issuer/security; and (ix) differences in particular portfolio profile covenants or other contractual requirements, including requirements set forth in debt agreements of clients, investment vehicles and managed accounts utilizing leverage. The Issuer may not participate in gains or losses that were experienced by other clients, investment vehicles or managed accounts (and the Issuer’s portfolio yield may be higher or lower than that of other clients, investment vehicles or managed accounts) with similar investment objectives. From time to time, the Asset Manager or any of its Affiliates may, in their sole discretion, aggregate purchase or sale orders for loans, securities or other investments for clients, investment vehicles or accounts that they or their Affiliates manage or advise. Depending upon market conditions, the aggregation of orders may result in a higher or lower average price paid or received by a client, investment vehicle or account (including the Issuer). In addition, all such clients, investment vehicles or accounts receiving allocations of such an aggregated order will incur an average price. The Asset Manager will not receive additional compensation and client funds will not be commingled in such aggregation.

(f)            The Asset Manager and its Affiliates and their respective investment professionals and other personnel are in no way prohibited from spending, and intend to spend, substantial business time in connection with other businesses or activities, including, but not limited to: managing investments for themselves or other clients, investment vehicles or managed accounts or otherwise advising or managing other clients, investment vehicles and accounts whose investment objectives are the same as or overlap with those of the Issuer; participating in actual or potential investments of the Issuer; providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Issuer; or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. Although the professional staff of the Asset Manager will devote as much time to the Issuer as the Asset Manager deems appropriate to perform its duties in accordance with this Agreement, the staff of the Asset Manager may have conflicts in allocating their time and services among the Issuer and the Asset Manager’s other clients, investment vehicles and managed accounts.

(g)           The Asset Manager and its Affiliates and their respective controlling persons, directors, members, partners, managers, officers, employees, agents and other associated and related Persons may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Issuer. These fees can relate to actual, contemplated or potential investments of the Issuer and may be payable by Persons in which the Issuer, directly or indirectly, has invested or contemplates investing.

(h)           To the extent the Asset Manager or one or more of its Affiliates (including other clients, investment vehicles or accounts managed by the Asset Manager or its Affiliates) (collectively, the “Asset Manager Holder”) purchases any Subordinated Notes (or any other Class of Debt) on the Closing Date or subsequently acquires Subordinated Notes (or any other Class of Debt) after the Closing Date, the interests of the Issuer and/or the Holders with respect to matters as to which the Asset Manager is advising the Issuer may conflict with the interests and incentives of the Asset Manager Holder as Holder(s) of Subordinated Notes (or any other Class of Debt). ASIF, which is an Asset Manager Holder, will purchase 100% of the Subordinated Notes on the Closing Date. ASIF shall exercise the rights available to it as a holder of such Subordinated Notes, and any other Asset Manager Holder shall exercise the rights available to it as a holder of any other Class of Debt, which may in each case conflict with or be adverse to the interests of the other Holders. The Asset Manager and/or any of its Affiliates may also be investors in such other funds, accounts or clients. Subject to the restrictions set forth in the Indenture and the other Transaction Documents, the Asset Manager Holder may sell or otherwise transfer ownership of all or a portion of such Debt to unaffiliated third parties, in its sole and absolute discretion, without the consent or approval of any other Holder, the Issuer, the Collateral Trustee or any other Person.

(i)            The Issuer acknowledges that (x) the Asset Manager and its Affiliates have certain conflicts of interest as described in the Final Offering Memorandum under “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer Will Be Subject to Various Conflicts of Interest Involving the Asset Manager and its Affiliates” and “The Asset Manager and the Retention Holder,” and (y) it has been advised of, and it hereby consents to, the Asset Manager and its Affiliates and their respective controlling persons, directors, members, partners, managers, officers, employees, agents and other associated related Persons engaging in the activities contemplated in Section 5 hereof and this Section 6.

7.             Records; Confidentiality.

The Asset Manager shall maintain or cause to be maintained appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Collateral Trustee, and the independent accountants appointed by the Issuer pursuant to the Indenture at a mutually agreed time during normal business hours and upon not less than two Business Days’ prior notice.

The Asset Manager shall keep confidential any and all information relating to the Issuer or its services hereunder that is either (a) of a type that would ordinarily be considered proprietary or confidential, such as information concerning the composition of assets, rates of return, credit quality, structure or ownership of loans, securities and other investments; provided, however, without the consent of the Issuer or any other Person, after the issuance or incurrence, as applicable, of the Debt, the Asset Manager or any of its Affiliates may release in the ordinary course of its business such information (i) in summary form relating to the Asset Manager’s performance of its role hereunder, (ii) as to the identity and the performance of any Managed Asset, (iii) as to the performance of the Managed Assets as a whole, (iv) otherwise in connection with marketing or performance advertising of the Issuer, other investment vehicles or other accounts managed or advised by the Asset Manager or any of its Affiliates or (v) that the Asset Manager may determine in its sole discretion to be necessary, advisable or desirable, or (b) designated by the Issuer as confidential and obtained in connection with the services rendered hereunder, and shall not disclose any such information to nonaffiliated third parties except (i) with the prior written consent of the Issuer, (ii) such information as the Rating Agency shall request in connection with the rating of the Rated Debt, (iii) as required by law, regulation, court order or other legal process or the rules or regulations of any regulatory or self-regulatory organization, body or official having jurisdiction over the Asset Manager or any of its Affiliates, (iv) to its Affiliates and its and its Affiliates’ respective directors, members, partners, managers, officers, employees, agents, representatives and advisors (any such person who receives confidential information from the Asset Manager, collectively, “Representatives”), (v) such information as shall have been publicly disclosed other than in the violation of this Agreement, (vi) such information that was or is obtained by the Asset Manager or any of its Representatives on a non-confidential basis; provided, that the Asset Manager or such Representative, as applicable, does not know or have reason to know of any breach by such source of any confidentiality obligations to the Issuer with respect to such information, (vii) that was or is independently developed by the Asset Manager or any of its Representatives without use of, or reference to, the confidential information or (viii) such information that the Asset Manager may determine in its sole discretion to be necessary, advisable or desirable. For purposes of this Section 7, the Holders, the Collateral Trustee, and any of the Asset Manager’s Affiliates shall in no event be considered “non-affiliated third parties.” Notwithstanding anything to the contrary in this Agreement, the Class A-1A Credit Agreement or in the Indenture, the Issuer, the Collateral Trustee, the Asset Manager, the Loan Agent and the Holders and beneficial owners of the Debt (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, the Class A-1A Credit Agreement and the Indenture and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The Asset Manager shall not be liable for any subsequent disclosure of information disclosed by it in accordance with this Section 7.

8.             Obligations of Asset Manager.

(a)            Unless otherwise specifically required by any provision of the Indenture or this Agreement or by applicable law, the Asset Manager shall not intentionally or with reckless disregard take any action, which would:

(i)                materially adversely affect the Issuer for purposes of United States federal or state law or any other law known to the Asset Manager to be applicable to the Issuer,

(ii)               not be permitted under the Issuer’s Governing Instruments,

(iii)             violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, any United States federal, state or other securities law, in each case, known to the Asset Manager to be applicable to the Issuer the violation of which would have a material adverse effect on any Holder,

(iv)             require registration of the Issuer or the pool of Collateral as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or

(v)              cause the Issuer to violate the terms of this Agreement, the Indenture or the Collateral Administration Agreement in any material respect, including without limitation any representations of the Issuer given thereunder or pursuant thereto.

If the Asset Manager is ordered to take any such action by the Issuer, the Asset Manager shall promptly notify the Issuer and the Collateral Trustee in writing of the Asset Manager’s judgment that such action could have one or more of the consequences set forth above and the Asset Manager need not take such an action unless (x) the action would not have the consequences set forth in clause (ii) or (iii) above and (y) the Issuer again requests the Asset Manager to do so and the Collateral Trustee and a Majority of the Controlling Class and the Holders of a Majority of the Subordinated Notes have consented thereto in writing. Notwithstanding anything to the contrary herein or in the Indenture, the Asset Manager need not take such action unless arrangements reasonably satisfactory to it are made to insure or indemnify the Asset Manager from any liability it may incur as a result of such action.

The Asset Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in its reasonable discretion or its commercially reasonable judgment in connection with the performance of its duties under this Agreement and the Indenture, assuming that none of the assets of the Issuer are or will be (or are or will be deemed for purposes of ERISA or Section 4975 of the Code, or any substantially similar applicable federal, state, local or non-U.S. law, to be) “plan assets” subject to ERISA or Section 4975 of the Code (or any such substantially similar law); provided, however, that the Asset Manager shall not be responsible for any misrepresentation or breach of covenants by purchasers of the Debt, or the consequences of such misrepresentation or breach. Notwithstanding anything herein or in the Indenture to the contrary, the Asset Manager shall not be required to make any independent investigation of any laws not otherwise known to it in connection with its obligations under this Agreement and the Indenture or the conduct of its business generally and shall not in any case be required to make independent investigation of any laws or regulations or interpretations thereof which may affect or be applicable to holder of the Debt. In the case where matters are to be determined by the Asset Manager in connection herewith or with the Indenture, the Asset Manager shall be entitled to take into account such matters and interpretations as it deems appropriate in good faith (including, without limitation, relevant commercial (e.g., loss of value analysis), legal and regulatory considerations). For purposes of this Agreement, the Asset Manager shall be entitled to reasonably rely and act in good faith on the advice of counsel and public accountants, selected in good faith with reasonable care, experienced in the matter at issue with respect to legal and accounting matters, respectively, and any advice from such counsel or public accountants shall provide full and complete authorization, shall be deemed to constitute satisfaction by the Asset Manager of the standard of care applicable hereunder and the Asset Manager shall not be liable to the Issuer or any other Person for any action taken or omitted by it in which it reasonably relied and acted in good faith thereon.

(b)           [Reserved].

(c)           The Asset Manager shall deliver to the Collateral Trustee duplicate copies of all notices, statements, communications and instruments required to be delivered by it to the Issuer hereunder.

9.             Compensation.

(a)           Commencing with the first Payment Date after the Closing Date, the Issuer shall pay to the Asset Manager, for services rendered and performance of its obligations under this Agreement, a quarterly fee, accruing from the Closing Date, payable in arrears on each Payment Date and calculated for the respective Due Period, equal to the sum of (i) 0.25% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed and subject to availability of funds and to the Priority of Payments) of the Maximum Investment Amount payable in accordance with Section 11.1 of the Indenture (the “Senior Asset Management Fee”), (ii) 0.25% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed and subject to availability of funds and to the Priority of Payments) of the Maximum Investment Amount payable in accordance with Section 11.1 of the Indenture (the “Subordinated Asset Management Fee”) and (iii) an amount equal to 20.00% of the available Interest Proceeds and 20.00% of the available Principal Proceeds, in each case remaining on each Determination Date corresponding to a Payment Date on or after the Holders of the Subordinated Notes have achieved the Incentive Internal Rate of Return, payable in accordance with Section 11.1 of the Indenture (the “Incentive Asset Management Fee”).

The Incentive Asset Management Fee, the Senior Asset Management Fee and the Subordinated Asset Management Fee are collectively referred to as the “Asset Management Fees.”

The “Maximum Investment Amount” consists of, on the Closing Date and any Measurement Date prior to the Effective Date, an amount equal to $500,000,000, and, on and after the Effective Date, an amount equal to the sum (without duplication) of (i) the Aggregate Principal Amount of the Underlying Assets, (ii) the aggregate amount of any Principal Proceeds invested in Eligible Investments, and (iii) any remaining uninvested proceeds, including, but not limited to, amounts in the Principal Collection Account and Unused Proceeds Account, from the issuance or incurrence, as applicable, of the Debt on such Measurement Date.

(b)           The Asset Manager may, in its sole discretion, waive or defer all or any portion of the Asset Management Fees. The Asset Manager may waive the Asset Management Fees that relate to ASIF’s ownership of the Subordinated Notes. Any funds that would have been used to pay Asset Management Fees absent any such waiver or deferral will be distributed on the Payment Date with respect to which such fees were waived or deferred as either Interest Proceeds or Principal Proceeds (as determined by the Asset Manager) in accordance with the terms of the Priority of Payments. Any Asset Management Fees that are deferred shall be payable on the next succeeding Payment Date, to the extent funds are available therefor, in accordance with the Priority of Payments, unless the Asset Manager in its sole discretion elects to waive such fees or again elects to defer such fees.

(c)           The Asset Management Fees shall be payable from Interest Proceeds, and, if Interest Proceeds are not sufficient, from Principal Proceeds, in accordance with the Priority of Payments.

(d)           If (i) on any Payment Date there are insufficient funds to pay the Senior Asset Management Fee then due in full or (ii) the Asset Manager in its sole discretion has instructed the Collateral Trustee that it wishes to defer payment of all or any portion of the Senior Asset Management Fee until a subsequent Payment Date, then the amount of such short fall or such deferred amounts, as applicable, will be deferred and such fees will be payable on the next Payment Date on which any funds are available therefor in accordance with the Priority of Payments. No interest will accrue on any Senior Asset Management Fee so deferred.

(e)           If (i) amounts distributable on any Payment Date in accordance with the Priority of Payments are insufficient to pay the Subordinated Asset Management Fee in full, or (ii) the Asset Manager in its sole discretion has instructed the Collateral Trustee that it wishes to defer payment of all or any portion of the Subordinated Asset Management Fee or the Incentive Asset Management Fee until a subsequent Payment Date, then the amount of such shortfall or such deferred amounts, as applicable, will be deferred and, solely to the extent of any such deferral due to insufficient funds, will accrue interest at a rate of the Benchmark for the applicable period plus 1.00% (but with respect to the Incentive Asset Management Fee, only after the first Payment Date on which the Incentive Internal Rate of Return for that Payment Date is met), and such fees and such interest will be payable on subsequent Payment Dates on which funds are available therefor in accordance with the Priority of Payments. No interest will accrue on any Subordinated Asset Management Fee or Incentive Asset Management Fee deferred at the voluntary election of the Asset Manager. Any interest due on such shortfall amounts or the amounts so deferred, as applicable, will thereupon constitute accrued Subordinated Asset Management Fees or Incentive Asset Management Fees, as applicable.

(f)            The Asset Manager shall be responsible for the ordinary overhead expenses incurred by it in the performance of its obligations under this Agreement; provided, however, that any other expenses incurred by the Asset Manager in the performance of such obligations (including, but not limited to, (i) any reasonable expenses incurred by it (whether for its own account or advanced by the Asset Manager on behalf of the Issuer) to employ outside lawyers, consultants, accountants, valuation providers or other advisors reasonably necessary in connection with the evaluation, transfer, acquisition, disposition, retention, monitoring, marking to market, enforcement, amendment, default, workout, restructuring or similar transaction of any Managed Asset or any reasonable expenses incurred by it in connection with obtaining advice from counsel (including, without limitation, Delaware counsel) with respect to its obligations under this Agreement and the provisions of the Indenture applicable to it or otherwise incurred in connection with any other applicable laws, rules or regulations (including, without limitation, reasonable fees, costs, and expenses (including reasonable attorneys’ fees) of the Asset Manager of causing the Issuer and the Asset Manager to comply with the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder as required under the Indenture as well as in each case any expenses reasonably incurred in respect thereof, including any such expenses in complying (whether by reporting, registration, procuring exemptions or otherwise)) and (ii) any other reasonable out-of-pocket fees and expenses incurred in connection with the evaluation, transfer, acquisition, disposition, retention, monitoring, marking to market, enforcement, amendment, default, workout, restructuring or similar transaction of any Managed Asset or otherwise in connection with the performance of its duties hereunder (including, without limitation, any and all rating agency expenses, news and quotation subscription expenses, travel and due diligence expenses and the Issuer’s pro rata share of software and shared services costs for record keeping, fund administration, accounting, valuation and similar services and any extraordinary expenses of any nature or other unusual matters)) shall be reimbursed by the Issuer to the extent funds are available therefor in accordance with and subject to the limitations contained in the Indenture. Other than as stated above, the Issuer shall bear, and shall pay directly in accordance with the Indenture, all costs and expenses incurred by it in connection with its organization, operation or liquidation.

(g)           If this Agreement is terminated pursuant to Section 14 or 15 hereof or otherwise, the Asset Management Fees accrued and/or calculated as provided in Section 9(a) hereof (i) shall be prorated for any partial period between the preceding Payment Date during which this Agreement was in effect and the effective date of such termination and such Asset Management Fees (including any previously accrued but unpaid Asset Management Fees) shall be paid to the Asset Manager on the first Payment Date following the effective date of such termination on which funds are available therefor, subject to the Priority of Payments, (ii) the Asset Manager shall be reimbursed for any expenses incurred by it prior to such termination on the first Payment Date following the effective date of such termination on which funds are available therefor, subject to the Priority of Payments, and (iii) other than the amounts set forth in clauses (i) and (ii) above, no other amounts shall be payable to the Asset Manager on any Payment Dates following the effective date of such termination.

10.            Benefit of the Agreement.

Notwithstanding anything to the contrary in this Agreement, any Person into which the Asset Manager may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Asset Manager shall be a party, or any Person otherwise succeeding to all or substantially all of the asset management business of the Asset Manager, shall be the successor to the Asset Manager hereunder (and entitled to all its rights, and subject to all its obligations, hereunder) without any further action by the Asset Manager, the Issuer, the Collateral Trustee, the Holders or any other Person; provided, that the Asset Manager shall give prompt written notice to the Rating Agency upon any such occurrence.

11.           Delegation; Assignments.

The Asset Manager may delegate to one or more third parties or Affiliates any or all of the duties under this Agreement or the duties assigned to it under the Indenture, provided that no delegation (except as provided in Section 10 hereof or for an assignment satisfying the applicable requirements below) by the Asset Manager of any of its duties under this Agreement shall relieve the Asset Manager of any of its duties under this Agreement nor relieve the Asset Manager of any liability with respect to the performance of such duties.

Any assignment of any or all of its rights under this Agreement to any Person, in whole or in part, by the Asset Manager shall be deemed null and void unless such assignment is consented to in writing by the Issuer, a Majority of the Subordinated Notes and a Majority of the Controlling Class and Rating Agency Confirmation is obtained. Notwithstanding the foregoing, (1) the Asset Manager shall be permitted, without Rating Agency Confirmation and without the consent of the Issuer, a Majority of the Subordinated Notes or a Majority of the Controlling Class or any other Person, to assign any or all of its rights under this Agreement to an Affiliate or wholly-owned subsidiary of an Affiliate so long as such Affiliate or subsidiary (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Asset Manager under this Agreement, (ii) is legally qualified and has the capacity to act as Asset Manager under this Agreement, (iii) immediately after the assignment, employs or utilizes such principal personnel to perform the duties required under this Agreement who are substantially the same individuals who would have performed such duties had the assignment not occurred and (iv) to the extent the Asset Manager is registered as an investment adviser under the Advisers Act, if such an assignment constitutes an “assignment” for purposes of Section 205(a)(2) of the Advisers Act, such assignment is consented to in writing by the Issuer, and (2) the Asset Manager shall be permitted, with the receipt of Rating Agency Confirmation and with the consent of the Issuer and a Majority of the Subordinated Notes, to assign any or all of its rights under this Agreement to a Person, other than an Affiliate, which immediately after the assignment employs or utilizes such principal personnel to perform the duties required under this Agreement who are substantially the same individuals who would have performed such duties had the assignment not occurred and such Person satisfies the criteria in subclauses (i) and (ii) of clause (1) above.

Any assignment consented to by the Issuer (if applicable), a Majority of the Controlling Class (if applicable) and a Majority of the Subordinated Notes (if applicable) and that has received Rating Agency Confirmation (if applicable), in each case to the extent required by this Agreement, or any assignment otherwise permitted under this Agreement without any consent, in each case, shall bind the assignee hereunder to the extent of such assignment in the same manner as the Asset Manager was bound. In addition, the assignee shall execute and deliver to the Issuer and the Collateral Trustee a counterpart of this Agreement naming such assignee as asset manager. Upon the execution and delivery of such a counterpart by the assignee, the Asset Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Section 12(a) of this Agreement prior to such assignment and except with respect to its obligations under Section 2(i)(i) and Section 16 hereof. This Agreement shall not be assigned by the Issuer without the prior written consent of the Asset Manager and the Collateral Trustee, except in the case of assignment by the Issuer to (i) a Person which is a successor to the Issuer permitted under the Indenture, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound hereunder or (ii) the Collateral Trustee as contemplated by the Granting Clause of the Indenture and as contemplated in Section 15.1 of the Indenture. In the event of any assignment by the Issuer, the Issuer shall use its best efforts to cause its successor to execute and deliver to the Asset Manager such documents as the Asset Manager shall consider reasonably necessary to effect fully such assignment.

12.           Limits of Asset Manager Responsibility.

(a)           The Asset Manager assumes no responsibility under this Agreement or otherwise other than to render the services called for hereunder and under the terms of the Indenture applicable to it in good faith and, subject to the standard of conduct described in Section 2(a) hereof, shall not be responsible for any action of the Issuer, the Collateral Trustee, the Holders or any other Person in following or declining to follow any advice, recommendation or direction of the Asset Manager. The Asset Manager shall indemnify and hold harmless the Issuer, the Manager, the Independent Manager and the officers and employees of the Issuer (collectively, the “Issuer Parties”) from and against any losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Liabilities”), and will promptly reimburse each such Person for all reasonable fees and expenses (including reasonable fees and expenses of counsel) (collectively, “Expenses”) as such Expenses are incurred, that arise out of (i) the performance by the Asset Manager of its duties under this Agreement and the Indenture by reason of acts or omissions of the Asset Manager constituting a breach of the standard of care described in Section 2(a) hereof or willful misconduct or gross negligence of the Asset Manager hereunder and under the terms of the Indenture applicable to it and affecting the duties and functions that have been delegated to it thereunder and under this Agreement, in each case, as finally determined by a court of competent jurisdiction, except to (and solely to) the extent any such Liabilities or Expenses arise out of or in connection with the gross negligence or willful misconduct of any Issuer Party, as finally determined by a court of competent jurisdiction, or (ii) the information concerning the Asset Manager contained in the Final Offering Memorandum under the headings “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer Will Be Subject to Various Conflicts of Interest Involving the Asset Manager and its Affiliates,” “The Asset Manager and the Retention Holder” and “Credit Risk Retention” (collectively, the “Asset Manager Information”), containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, as of the date of the Final Offering Memorandum, and in the light of the circumstances under which they were made, not misleading, as finally determined by a court of competent jurisdiction. Notwithstanding anything to the contrary in this Agreement or in the Indenture, in no event shall the Asset Manager or its Affiliates be liable for special, indirect, consequential or punitive damages.

(b)           The Issuer shall indemnify and hold harmless the Asset Manager, its Affiliates and their respective controlling persons, directors, members, partners, managers, officers, personnel and agents (collectively, the “Asset Manager Parties”) from and against any and all Liabilities, and will promptly reimburse each such Person for all Expenses as such Expenses are incurred, in each case, that arise out of or in connection with the issuance or incurrence, as applicable, of the Debt (including, without limitation, with respect to the Final Offering Memorandum (other than the Asset Manager Information), any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading), the transactions contemplated by the Final Offering Memorandum, the Indenture (including for avoidance of doubt, any certificate provided by the Asset Manager thereunder), the Collateral Administration Agreement, this Agreement or any other document, instrument or agreement to which the Asset Manager is a party relating to the foregoing, or any action taken by, or any failure to act by, any such Persons in relation thereto; provided, however, that no such Person shall be indemnified or held harmless for any Liabilities or reimbursed for any Expenses to the extent (and solely to the extent) any such Liabilities or Expenses (a) arise out of the gross negligence or willful misconduct of such Asset Manager Party and affecting the duties and functions that have been delegated to the Asset Manager under the Indenture and this Agreement, as finally determined by a court of competent jurisdiction, or (b) arise out of the Asset Manager Information containing any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as finally determined by a court of competent jurisdiction. Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 12 are limited recourse obligations of the Issuer payable solely out of the Collateral in accordance with the Priority of Payments.

(c)           With respect to any claim made or threatened in writing against a Person entitled to indemnification under this Section 12 (an “Indemnified Party”), or compulsory legal process or other written notice of any loss, claim, damage or liability served upon an Indemnified Party (each, a “Claim”), for which such Indemnified Party is or may be entitled to indemnification under this Section 12, such Indemnified Party shall (or, with respect to Indemnified Parties that are controlling persons, directors, members, partners, managers, officers, employees, personnel or agents of the Asset Manager or the Issuer, to the extent provided above, the Asset Manager or the Issuer, as applicable, on their behalf):

(i)                give written notice to the party required to indemnify the Indemnified Party under this Section 12 (the “Indemnifying Party”) of such Claim within ten (10) Business Days after such Claim is made or threatened, which notice shall specify in reasonable detail the nature of the Claim and the amount (or an estimate of the amount) of the Claim; provided, however, that the failure of any Indemnified Party to provide such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Section 12 except to the extent the Indemnifying Party is materially prejudiced or otherwise forfeits material rights or defenses by reason of such failure;

(ii)              provide the Indemnifying Party such information and cooperation with respect to such Claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request, in each case at the sole cost and expense of the Indemnifying Party;

(iii)             cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such Claim, in each case at the sole cost and expense of the Indemnifying Party;

(iv)             in the event suit is brought with respect to such Claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its sole expense, to participate in the investigation, defense and settlement of such Claim; and

(v)              upon reasonable prior notice, afford to the Indemnifying Party the right, at its sole expense, to assume the defense and appeals of such Claim, including, but not limited to, the right to designate counsel with the prior written consent of the Indemnified Party (such consent not be unreasonably withheld or delayed) and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such Claim; provided, that if the Indemnifying Party assumes the defense and appeals of such claim, the Indemnified Party shall have the right, in its sole discretion, to consent in writing to the entry of any settlement, compromise, or entry of judgment in respect thereof (which consent shall not be unreasonably withheld (it being understood that it shall be reasonable for the Indemnified Party to withhold such consent if any such settlement, compromise or judgment would require performance or admission by the Indemnified Party)); provided, further, that if the Indemnifying Party assumes the defense and appeals of such Claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such Claim except that, if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest due to the conflicting interests of the Indemnifying Party and the Indemnified Party, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise (subject to the consent of the Indemnified Party as provided above), such Indemnifying Party shall use its best efforts in the light of the then prevailing circumstances to defend such Claim.

(vi)             In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party be obligated to reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(vii)            Nothing herein shall in any way constitute a waiver or limitation of any rights which the Issuer or the Asset Manager may have under any U.S. federal or state securities laws.

(d)            To the extent that any Indemnified Party is not a party to this Agreement and is unable, for whatever reason, to enforce its rights under this Section 12 directly (as permitted by Section 34), the parties hereby agree that the Issuer (in the case of the indemnification by the Asset Manager), or the Asset Manager (in the case of the indemnification by the Issuer), shall have the right to enforce such rights on behalf of such Indemnified Party to the fullest extent not prohibited by applicable law.

13.           No Partnership or Joint Venture.

The Issuer and the Asset Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Asset Manager’s relation to the Issuer shall be deemed to be that of an independent contractor.

14.           Term; Resignation; Termination; Removal.

(a)            This Agreement shall commence as of the date first set forth above and shall continue in force and effect until the first of the following occurs: (i) the payment in full of the Debt and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Managed Assets, the final distribution of the proceeds of such liquidation to the Holders and the Issuer having no legal or beneficial interest in any Underlying Assets; or (iii) the termination of this Agreement in accordance with subsection (b) or (c) of this Section 14 or Section 15 of this Agreement.

(b)           Notwithstanding any other provision hereof to the contrary, but subject to Section 14(e) hereof, the Asset Manager may resign hereunder upon 90 days’ (or such shorter notice as is acceptable to the Issuer) prior written notice to the Issuer, the Collateral Trustee and the Rating Agency.

(c)           Subject to subsection (e) below, the Asset Manager may be removed by the Issuer without the consent of any other Person in the event that it is determined in good faith by the Issuer that the Issuer or the pool of Collateral has become required to register under the provisions of the Investment Company Act and that status continues for 45 consecutive days, and the Issuer notifies the Asset Manager thereof.

(d)           If the Asset Manager resigns or is removed or this Agreement is terminated pursuant to this Section 14 or 15 of this Agreement, neither party shall have any further liability or obligation to the other, except as provided in Sections 7, 9, 10, 12, 16, 19, 23, 24, 25, 26 and 35 of this Agreement (collectively, the “Surviving Sections”). The Surviving Sections shall survive any termination of this Agreement or the resignation or removal of the Asset Manager.

(e)           Any removal or resignation of the Asset Manager or termination of this Asset Management Agreement while any Debt is Outstanding will be effective only upon (i) the appointment by the Issuer of an Eligible Successor and (ii) written acceptance of appointment by such Eligible Successor and the effective assumption by such Eligible Successor of the duties of the Asset Manager. Upon the removal or resignation of the Asset Manager, an Eligible Successor may be nominated by a Supermajority of the Subordinated Notes; provided, that any such nominee Eligible Successor may be vetoed by a Majority of the Controlling Class within 30 days of notice of nomination. Upon the occurrence of any such veto or if no Eligible Successor has been nominated within 60 days of the date upon which notice of removal or resignation of the Asset Manager was given, a Majority of the Controlling Class may nominate an Eligible Successor; provided, that any such nominee Eligible Successor may be vetoed by a Majority of the Subordinated Notes within 30 days of notice of nomination. If no Eligible Successor has been nominated (or if nominated but thereafter vetoed) within 120 days of the date upon which notice of removal or resignation of the Asset Manager was given, a Majority of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Asset Manager. If the Holders of the Controlling Class do not petition any court in accordance with the preceding sentence within 150 days of the date upon which notice of removal or resignation of the Asset Manager was given, the Asset Manager may petition any court of competent jurisdiction for the appointment of a successor asset manager. Such appointment of a successor asset manager by any court of competent jurisdiction will not require the consent of, nor be subject to the disapproval of, the Issuer or any Holder or require Rating Agency Confirmation.

(f)            An “Eligible Successor” is an institution which (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Asset Manager hereunder, (ii) is legally qualified and has the capacity to act as successor to the Asset Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Asset Manager hereunder and under the terms of the Indenture applicable to the Asset Manager and with respect to which Rating Agency Confirmation has been obtained, (iii) shall not cause the Issuer or the pool of Collateral to become required to register under the provisions of the Investment Company Act and (iv) unless nominated or approved by a Majority of the Subordinated Notes or a Majority of the Controlling Class, is not an Affiliate of the Asset Manager. The Issuer shall use its reasonable best efforts to appoint a successor Asset Manager to assume the duties and obligations of the removed or resigning Asset Manager. Any successor Asset Manager must be appointed by the Issuer pursuant to Section 14(e) above. Following the appointment of an Eligible Successor pursuant to Section 14(e) above, the Issuer shall give the Collateral Trustee, the Holders of the Controlling Class, the Holders of the Subordinated Notes and the Rating Agency written notice of such appointment. The Issuer, the Collateral Trustee and the successor asset manager shall take such action (or cause the outgoing Asset Manager to take such action) consistent with this Agreement and the terms of the Indenture applicable to the Asset Manager, as shall be necessary to effectuate any such succession.

(g)           In the event of removal of the Asset Manager pursuant to this Agreement by the Issuer, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Issuer may by notice in writing to the Asset Manager as provided under this Agreement terminate all the rights and obligations of the Asset Manager under this Agreement (except those that survive termination pursuant to Section 14(d) above). Upon expiration of the applicable notice period with respect to a resignation, removal or termination specified in this Section 14 or Section 15 of this Agreement, as applicable, and upon acceptance by a successor Asset Manager of appointment either by executing and delivering a counterpart to this Agreement or a replacement asset management agreement in substantially the same form and substance as this Agreement, all authority and power of the existing Asset Manager under this Agreement and the Indenture, whether with respect to the Collateral or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor Asset Manager.

(h)            Any Debt owned by the Asset Manager, any Affiliate thereof or any account managed by the Asset Manager over which it has discretionary voting authority shall be disregarded and deemed not to be Outstanding with respect to any vote, consent or rejection, as applicable, in connection with (i) the removal of the Asset Manager or (ii) the waiver of “cause” pursuant to Section 15 hereof; provided, however, that any Debt held by the Asset Manager, any Affiliate thereof or any account managed by the Asset Manager over which it has discretionary voting authority will have such rights with respect to all other matters as to which the Holders are entitled to vote, consent or reject (including without limitation any vote, consent or rejection in connection with the appointment of a replacement Asset Manager which is not an Affiliate of the Asset Manager in accordance herewith).

15.           Removal for Cause.

The Asset Manager may be removed for cause, on the 20th day after the date on which the Issuer or the Collateral Trustee, at the direction of a Supermajority of each Class of Debt (voting separately), delivers written notice, setting forth the cause of such removal, to the Asset Manager and the Rating Agency; provided, however, the Asset Manager shall have the opportunity to cure or remove the breach, event or other circumstances giving rise to such cause set forth in such removal notice. In the event that the Asset Manager cures such breach, event or other circumstances within 20 days of receipt of such written notice, such breach, event or other circumstances will no longer constitute cause for removal. No removal of the Asset Manager under this Section 15 shall be effective until a successor Asset Manager has been appointed pursuant to Section 14(e) hereof. For purposes of determining “cause” with respect to any such removal of the Asset Manager, such term shall mean any one of the following events:

(a)            the Asset Manager willfully and intentionally breaches any material provision of this Agreement or the Indenture applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding a reasonable interpretation of this Agreement or the Indenture which is not inconsistent with the standard of care set forth in Section 2(a) hereof);

(b)           the Asset Manager breaches any material provision of this Agreement or any term of the Indenture applicable to it (other than as covered by clause (a) and it being understood that failure to meet any Coverage Tests, Portfolio Criteria or Collateral Quality Tests is not a breach under this subclause (b)), which breach has had or could reasonably be expected to have a material adverse effect on the Holders of the Rated Debt and, if capable of being cured, is not cured within 30 days of its becoming aware of, or its receiving notice from the Collateral Trustee of, such breach or, if such breach is not capable of cure within 30 days, the Asset Manager fails to cure such breach within the period in which a reasonably diligent Person could cure such breach;

(c)           the failure of any representation, warranty, or certification made or delivered by the Asset Manager in or pursuant to this Agreement to be correct in any material respect when made which failure has had or could reasonably be expected to have a material adverse effect on the Holders of the Rated Debt and, if capable of being cured, is not cured within 30 days of its becoming aware of, or its receiving notice from the Collateral Trustee of, such breach or, if such breach is not capable of cure within 30 days, the Asset Manager fails to cure such breach within the period in which a reasonably diligent Person could cure such breach;

(d)           the occurrence and continuation of an Event of Default under the Indenture that primarily results from any breach by the Asset Manager of its duties hereunder or under any provision of the Indenture applicable to it which breach or default is not cured within any applicable cure period;

(e)            (i) the occurrence of an act by the Asset Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement as determined pursuant to a final adjudication by a court of competent jurisdiction or (ii) the Asset Manager or any of its investment professionals holding the title “managing director” that are primarily responsible for the performance by the Asset Manager of its obligations under this Agreement is indicted for a criminal offense materially related to the primary business of the Asset Manager and, in the case of a managing director, such managing director continues to have primary responsibility for the performance of the Asset Manager’s duties under this Agreement for a period of 30 days after such indictment; and

(f)            the Asset Manager is wound up or dissolved or there is appointed over it or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Asset Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Asset Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without its authorization or consent against the Asset Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Asset Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days.

If any of the events specified in this Section 15 shall occur, the Asset Manager shall give prompt written notice thereof to the Issuer and the Collateral Trustee upon the Asset Manager’s becoming aware of the occurrence of such event.

16.           Action Upon Termination.

(a)           From and after the effective date of the termination of the Asset Manager’s duties and obligations pursuant to this Agreement or resignation or removal of the Asset Manager hereunder, the Asset Manager shall not be entitled to compensation for further services hereunder, but shall (i) be paid all compensation accrued to the date of termination, resignation or removal as provided in Section 9 hereof, (ii) be paid all expenses accrued prior to the time of termination, resignation or removal as provided in Section 9 hereof, and (iii) shall be entitled to receive any amounts owing, and any benefits with respect to matters arising prior to the time of termination, under Section 12 hereof. Upon such termination, resignation or removal, the Asset Manager shall as soon as practicable:

(i)               deliver to the Issuer all property and documents of the Collateral Trustee or the Issuer or otherwise relating to the Collateral then in the custody of the Asset Manager; and

(ii)              deliver to the Collateral Trustee an accounting with respect to the books and records delivered to the Collateral Trustee or the successor Asset Manager appointed pursuant to Section 14(e) hereof.

Notwithstanding such termination, resignation or removal, the Asset Manager shall remain liable to the extent set forth herein (but, for the avoidance of doubt, subject to Section 12 hereof) for its acts or omissions hereunder arising prior to termination, resignation or removal and for any Liabilities in respect of or arising out of a breach of the representations and warranties made by the Asset Manager in Section 17(b) hereof or from any failure of the Asset Manager to comply with the provisions of this Section 16.

(b)           The Asset Manager agrees that, notwithstanding any termination, resignation or removal it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Collateral (excluding any such Proceeding in which claims are asserted against the Asset Manager or any Affiliate of the Asset Manager) upon receipt of appropriate indemnification and expense reimbursement satisfactory to the Asset Manager.

(c)           In the event this Agreement is terminated or the Asset Manager is removed or resigns pursuant to the terms hereof, and as a result the Asset Manager no longer acts as manager of the Managed Assets, the Issuer shall promptly take such steps as are necessary to remove from the Issuer’s name term “Ares” or any name or term that, in the reasonable judgment of the Asset Manager, implies a continuing relationship between the Issuer and the Asset Manager or any of its Affiliates.

17.            Representations and Warranties.

(a)           The Issuer hereby represents and warrants to the Asset Manager as follows as of the date hereof:

(i)                The Issuer has been duly incorporated and is validly existing under the laws of the Delaware, has the full limited liability company power and authority to own its assets and the assets proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt or the Subordinated Notes would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer or on the ability of the Issuer to perform its obligations under, or on the validity or enforceability of, this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt or the Subordinated Notes.

(ii)               The Issuer has the necessary limited liability company power and authority to execute, deliver and perform this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt and the Subordinated Notes and all obligations required hereunder, under the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt and the Subordinated Notes and has taken all necessary action to authorize this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt and the Subordinated Notes on the terms and conditions hereof and thereof and the execution, delivery and performance of this Agreement, the Indenture, the Hedge Agreements, the Rated Debt and the Subordinated Notes and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other Person, including, without limitation, equityholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture, the Class A-1A Credit Agreement and the issuance or incurrence, as applicable, of the Rated Debt and the Subordinated Notes, is required by the Issuer in connection with this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt or the Subordinated Notes or the execution, delivery, performance, validity or enforceability of this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt or the Subordinated Notes or the obligations imposed upon it hereunder or thereunder. This Agreement constitutes the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)              The execution, delivery and performance of this Agreement, the other Transaction Documents and the documents and instruments required hereunder or thereunder do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or its ability to perform its obligations under this Agreement, the Indenture, the Class A-1A Credit Agreement, the Hedge Agreements, the Rated Debt or the Subordinated Notes, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)              The Issuer is not (and, after the issuance or incurrence, as applicable, of the Debt and the consummation of the other transactions contemplated by the Final Offering Memorandum, will not be) required to register as an “investment company” under the Investment Company Act.

(v)              The Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any other contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.

(vi)             True and complete copies of the Indenture and the Issuer’s Governing Instruments have been delivered to the Asset Manager.

(vii)            The Final Offering Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made as to statements in or omissions from (x) the Asset Manager Information and (y) the sections of the Final Offering Memorandum entitled “Risk Factors—Relating to Certain Conflicts of Interest—Certain conflicts of interest relating to Scotiabank and its Affiliates” and “Plan of Distribution.”

(viii)            The Issuer represents and warrants that it is not a person (A) subject to an order of the Securities and Exchange Commission issued under Section 203(f) of the Advisers Act; (B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Sections 203(e)(2)(A)-(D) or 203(e)(3) of the Advisers Act; (C) who has been found by the Securities and Exchange Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act; or (D) is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act.

(ix)              The Issuer understands that the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. To the best of its knowledge, none of: (1) the Issuer; (2) any person controlling or controlled by the Issuer; (3) any person having a beneficial interest in the Issuer; or (4) any person for whom the Issuer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or is a person or entity prohibited under the OFAC Programs.

(x)               The Issuer is a "qualified client" as such term is defined in the Advisers Act.

The Issuer agrees to deliver a true and complete copy of each amendment to the documents referred to in Section 17(a)(vi) above to the Asset Manager as promptly as practicable after its adoption or execution.

The Issuer agrees to conduct its activities hereunder and under the Indenture in compliance with all applicable laws and regulations of the jurisdictions in which the activities contemplated hereunder will occur (including, without limitation, campaign finance laws and laws respecting gifts or other contributions to political figures or to officials from or associated with governmental agencies affiliated with investors). The Issuer further acknowledges that notwithstanding anything herein to the contrary, it shall not knowingly receive any fee hereunder with respect to any investor to the extent the payment of such fee violates any applicable law or regulation, which violation cannot be cured.

(b)           The Asset Manager hereby represents and warrants to the Issuer as follows as of the date hereof:

(i)                The Asset Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require, such qualification, except for those jurisdictions in which the failure to be so qualified would not have a material adverse effect on the business, operations, assets or financial condition of the Asset Manager or on the ability of the Asset Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Asset Manager; the Asset Manager is registered as an investment adviser under the Advisers Act.

(ii)               The Asset Manager has full power and authority to execute, deliver and perform this Agreement and perform all obligations required hereunder and under the provisions of the Indenture applicable to the Asset Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Asset Manager. No consent of any other Person, including, without limitation, any partners or creditors of the Asset Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Asset Manager in connection with this Agreement or the Collateral Administration Agreement, or the execution, delivery, performance, validity or enforceability of this Agreement, the Collateral Administration Agreement or the obligations required hereunder, under the Collateral Administration Agreement or under the terms of the Indenture applicable to the Asset Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized signatory of the Asset Manager, and this Agreement constitutes the valid and legally binding obligations of the Asset Manager enforceable against the Asset Manager in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Asset Manager and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)              The execution, delivery and performance of this Agreement, the Collateral Administration Agreement and the terms of the Indenture applicable to the Asset Manager and the documents and instruments required hereunder, under the Collateral Administration Agreement or under the terms of the Indenture do not violate any provision of any existing law or regulation binding on the Asset Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Asset Manager, or the Governing Instruments of, or any securities issued by, the Asset Manager or constitute, with or without giving notice or lapse of time or both, a default under or result in a breach of any of the terms and provisions of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Asset Manager is a party or by which the Asset Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Asset Manager or its ability to perform its obligations under this Agreement, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking, the existence of which would have a material adverse effect on the business, operations, assets or financial condition of the Asset Manager or its ability to perform its obligations under this Agreement.

(iv)              There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Asset Manager, threatened that, if determined adversely to the Asset Manager, would have a material adverse effect upon the performance by the Asset Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Asset Manager hereunder.

(v)               The Asset Manager is authorized to carry on its business in the United States and in all other jurisdictions necessary to the performance of its obligations hereunder and under the Indenture.

(vi)              The Asset Manager is not in violation of its Governing Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Asset Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Asset Manager of its duties hereunder or under the provisions of the Indenture applicable to the Asset Manager.

(vii)             The Asset Manager Information does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such scope of disclosure, however, as of the respective dates of the Final Offering Memorandum and as of the Closing Date, the Asset Manager Information is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Asset Manager’s representations and warranties in Sections 17(b)(iii) and (vi) are given on the assumptions that there shall be no misrepresentation or breach of covenants by purchasers of the Debt and do not address the consequences of any such misrepresentation or breach, and also assume that none of the assets of the Issuer are or will be (or are or will be deemed for purposes of ERISA or Section 4975 of the Code, or any substantially similar applicable federal, state, local or non-U.S. law, to be) “plan assets” subject to ERISA or Section 4975 of the Code (or any such substantially similar law).

18.           Notification of Action by Written Consent.

The Issuer covenants and agrees to notify the Asset Manager in advance of taking any action through the written consent of the Manager and/or the Independent Manager in respect of material business matters, and to provide, upon the request of the Asset Manager, at the time of distribution thereof, any materials distributed to the Manager and/or the Independent Manager in connection with such action.

19.           Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by facsimile or electronic mail) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of facsimile notice, when received in legible form, or, in the case of electronic mail, when sent, in each case addressed and made in accordance with Section 14.3 of the Indenture.

Any party may alter the address, electronic mail address or telecopy number to which communications or copies are to be sent by giving notice of such change in conformity with the provisions of this Section 19 for the giving of notice.

20.           Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns as provided herein.

21.            Entire Agreement and Amendment.

This Agreement, together with the other Transaction Documents, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than (i) by an agreement in writing executed by the parties hereto, and (ii) in respect of a modification or amendment which would, in the commercially reasonable judgment of the Asset Manager, have a material adverse effect on any Class of Rated Debt, if the consent of a Majority of the Controlling Class and Rating Agency Confirmation for such amendment or modification have been received.

22.           Conflict with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

23.           Priority of Payments.

The Asset Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and with respect to the payment of such amounts the Asset Manager agrees to be bound by the provisions of, Articles XI of the Indenture as if the Asset Manager were a party to the Indenture, and agrees that the payment of all amounts to which it is entitled pursuant to this Agreement and the Indenture shall be due and payable only in accordance with the priorities set forth in the Indenture and only to the extent funds are available for such payments in accordance with such priorities. Each of the Asset Manager and Issuer hereby consents to the assignment of this Agreement as provided in Article XV of the Indenture.

24.           Governing Law.

THIS AGREEMENT AND ALL DISPUTES ARISING HEREFROM OR RELATING HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

25.           Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

26.           Submission to Jurisdiction; Venue.

With respect to any suit, action or proceedings relating to this Agreement, the Debt or the Indenture (“Proceedings”), each party hereto irrevocably (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such Proceedings that such court does not have any jurisdiction over such party and (c) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement precludes the parties hereto from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. The Asset Manager irrevocably consents to the service of any and all process in any Proceeding by the mailing or delivery of copies of such process to it at the office of the Asset Manager in New York at the address set forth in Section 14.3 of the Indenture. The Issuer hereby irrevocably designates and appoints the Issuer’s Notice Agent as the agent of the Issuer to receive on its behalf service of all process brought against it with respect to any such Proceeding in any such court, such service being hereby acknowledged by the Issuer to be effective and binding on it in every respect. If for any reason such agent shall cease to be available to act as such, then the Asset Manager or the Issuer, as applicable, shall promptly designate a new agent and shall provide the Issuer or the Asset Manager, as the case may be, with written notice thereof.

27.           Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

28.           Closing Date Costs and Expenses.

The costs and expenses (including the fees and disbursements of counsel and accountants) incurred by each of the parties hereto in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto (including, without limitation, the formation of the Issuer and the issuance or incurrence, as applicable, of the Debt), shall be borne by the Issuer. On the Closing Date, the Issuer shall reimburse the Asset Manager for all such costs and expenses. Other costs and expenses will be reimbursed by the Issuer to the Asset Manager pursuant to and in accordance with Section 9(f) hereof.

29.           Titles Not to Affect Interpretation.

The titles of Sections and subsections of this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

30.           Survival of Representations, Warranties and Indemnities.

Each representation and warranty made or deemed to be made herein or pursuant hereto, and each indemnity provided for hereby, together with Surviving Sections, shall survive the execution, delivery, performance and termination of this Agreement.

31.           Execution in Counterparts; Electronic Execution.

This Agreement may be executed in any number of counterparts by facsimile or other electronic form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute,” “signed,” “signature” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

32.           Provisions Separable.

To the fullest extent permitted by law, in case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that if there is no basis for such a construction, to the fullest extent permitted by law, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

33.           Number and Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

34.           Third-Party Beneficiaries.

The Issuer and the Asset Manager agree that the Collateral Trustee, on behalf of the Holders, and, solely with respect to the applicable provisions of Section 12, the Indemnified Parties are intended third-party beneficiaries of this Agreement. The Asset Manager agrees that its obligations hereunder shall be enforceable at the instance of the Issuer, by the Collateral Trustee, on behalf of the Holders, or by the requisite percentage of the Holders, on behalf of themselves, as provided in Article XV of the Indenture.

35.           Non-Recourse; Non-Petition.

(a)            Notwithstanding any other provision of this Agreement to the contrary, no recourse shall be had for the payment of any amount owing in respect of this Agreement against the Manager, the Independent Manager, or any officer, employee, member, stockholder or incorporator of the Issuer. Notwithstanding any other provision of this Agreement to the contrary, all obligations of the Issuer under this Agreement shall constitute limited recourse obligations of the Issuer payable solely from the Collateral in accordance with the Priority of Payments. Upon the exhaustion thereof, all obligations of, and all claims against, the Issuer arising from this Agreement or any transaction contemplated hereby shall be extinguished and shall not thereafter revive.

(b)            Notwithstanding any other provision of this Agreement, the Asset Manager agrees, and each third-party beneficiary of this Agreement shall be deemed to have agreed, that it shall not, prior to the date which is one year (or such longer preference period as is required by applicable law) plus one day after the payment in full of the Debt institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or similar laws of any jurisdiction.

36.           Certain Tax Matters.

Notwithstanding anything to the contrary herein, the Issuer shall be entitled to perform any tax withholding or reporting that may be required by law in respect of payments to the Asset Manager hereunder, any amounts so withheld shall be deemed to have been paid to the Asset Manager, and the Asset Manager shall indemnify and hold the Issuer harmless against any expenses, costs, or losses it incurs as a result of a failure to perform any such tax withholding or reporting that the Asset Manager did not instruct the Issuer in writing to perform.

37.           Regulatory Information.

The Issuer shall provide, if reasonably available to it, and shall use its reasonable efforts to cause each of the Holders (and holders of beneficial interests in the Debt) and the Collateral Trustee to provide, to the Asset Manager all information reasonably requested by the Asset Manager in connection with regulatory matters, including without limitation any information that is necessary or advisable in order for the Asset Manager (or its parent or Affiliates) to complete its Form ADV, Form PF, any other form required by the Securities and Exchange Commission, or to comply with any requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, and any other laws or regulations applicable to the Asset Manager from time to time. The Issuer hereby acknowledges that it has received a copy of Part 2A and 2B of the Form ADV of the Asset Manager (or its parent or Affiliates) on or prior to the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ARES CAPITAL MANAGEMENT LLC,
as Asset Manager

By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Vice President and Assistant Secretary

[Asset Management Agreement]

ARES DIRECT LENDING CLO 5 LLC,
as Issuer

By: Ares Strategic Income Fund, its manager

By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer

[Asset Management Agreement]